TERMINATION SETTLEMENT AND MUTUAL DISCHARGE AGREEMENT SUBSCRIBED ON ONE HAND BY A) HÉCTOR MANUEL CERVANTS SOTO PER HIS OWN RIGHT (THE PRINCIPAL) AND ON THE OTHER, B) AMERICAN METAL MINING, S. A. DE C. V., REPRESENTED IN THIS ACT BY RAMIRO TREVIZO GONZÁLEZ IN HIS PERSONALITY AS GENERAL PROXY (THE ASSIGNEE), JOINTLY NAMED “THE PARTIES”, IN ACCORDANCE WITH THE FOLLOWING PREVIOUS RECORDS, DECLARATIONS AND CLAUSES.

PREVIOUS RECORDS

I.

On the 25th November 2008 PARTIES subscribed a Transfer of Mining Rights Contract by virtue of which, among other terms and conditions, the PRINCIPAL transferred in favor of the ASSIGNEE the title holding of mining rights specified in the Previous Records of said instrument, agreeing to receive in exchange as counterclaim the amount of $1’674,000.00 Dollars (One million six thousand seventy four Dollars 00/100 in currency of the United States of America), plus the corresponding Added Value Tax to be paid accordingly to the schedule of payments agreed upon for such a purpose (the CONTRACT). Ordinary cpy of said instrument is attached to this present writing for purposes of clarity and certainty as Annex I;

II.

For formality purposes the subscription of the CONTRACT by the PARTIES was ratified on the 25th November 2008 before testimony of Mrs. Elsa Ordóñez Ordóñez, applicant to the office of Public Notary and ascribed to Notary Public number 28 of the Morelos Judicial  District, State of Chihuahua and acting in the stead of the Office’s Title Holder per his license, Felipe Colomo Castro, Attornet at Law, and instrument that was inscribed in the respective Act of volume XIV of the Book of Acts Out of Protocol under numeral 16,268 on the 25th November 2008;

III.

Afterwards, on the 2nd June 2009, PARTIES subscribed a Modifying Agreement by virtue of which, among other terms and conditions, it was convened to modify the amount of the established price in the CONTRACT as counterclaim for the transferred mining rights in favor of the ASSIGNEE and setting it on the amount of $2’000,000.00 Dollars (Two million Dollars 00/100 in currency of the United States of America), plus the corresponding Added Value Tax as well as the schedule of the respective payments. Ordinary copy of said instrument is attached to this present writing for purposes of clarity and certainty as Annex II;

IV.

For formality purposes, the subscription of this CONTRACT by the PARTIES was ratified on the 15th June 2009 before testimony of Mrs. Elsa Ordóñez Ordóñez, applicant to the office of Public Notary and ascribed to Notary Public number 28 of the Morelos Judicial  District, State of Chihuahua and acting in the stead of the Office’s Title Holder per his license, Felipe Colomo Castro, Attornet at Law, and instrument that was inscribed in the respective Act of volume XIV of the Book of Acts Out of Protocol under numeral 16,4620 also on the 15th June 2009;

V.

To date of this writing, the ASSIGNEE has paid in favor of the PRINCIPAL per counterclaim concept for the transfer of the mining rights indicated in the CONTRACT a total amount of $732,006.00 Dollars (Seven thousand thirty two and six Dollars 00/100 in currency of the United States of America) (the PRICE PAID);

VI.

Recently in days past, the ASSIGNEE proposed to the PRINCIPAL the possibility of reducing the price of the operation in comment and fixing it specifically on the amount of the PRICE PAID, and in such a manner be in the possibility of definitely concluding with the pending obligation of payment on the part of the ASSIGNEE and, in consequence, proceed to grant the mutual discharge regarding the relationship between the PARTIES;

VII.

The PRINCIPAL considered as feasible the described proposal as it was convenient to its interests, and;

VII.

Derived from the above, parties proceeded to prepare this present agreement for purposes of clarity and judicial certainty.

DECLARATIONS

I.

The PRINCIPAL declares per his own right and under oath of declaring the truth, that:

1. He is a Mexican national, of age, in full use of his mental and physical capacities and reason why he enjoys the complete capacity to subscribe this present contract;

2. To be duly inscribed in the Federal Taxpayers Registry with Fiscal Identification Number CESH-620803-JCA and to be up to date in his income tax payments and other contributions that have corresponded as per the applicable and current fiscal legislations;

3. He acknowledges having received from the PRINCIPAL prior to the date of subscription of this present contract, the amount of $732,006.00 Dollars (Seven thousand thirty two and six Dollars 00/100 in currency of the United States of America), that is, the amount of the PRICE PAID as counterclaim concept for the transfer of the mining rights initially agreed in the CONTRACT;

4. It is his will to subscribe this present agreement with the purpose of decreasing the price agreed upon in the CONTRACT and afterwards modified by the AGREEMENT, and be in the possibility of concluding with the pending payment obligations charged to the ASSIGNEE, and heeding in every instance to the terms and conditions of this present contract.

II.

The ASSIGNEE declares through its legal representative and under oath of stating the truth, that;

1. Being a Mexican Mercantile Society, specifically a Stock Company with Varying Amount of Capital, duly established and operating in agreement with the applicable and current legislation of the United Mexican States, just as proven by Public Writ number 17, 227 granted on the 4th December 2006 before testimony of Eugenio Fernando García Russek, applicant to the office of Notary Public and ascribed to Public Notary number 28 of the Morelos Judicial District, State of Chihuahua and acting in the stead per license of the Office’s Title Holder, Felipe Colomo Castro, Attorney at Law, and instrument that was duly inscribed in the Public Registry of Property and of Commerce under electronic mercantile folio number 23,327*10 as of the 22nd December 2006 and reason why it enjoys the personality and sufficient capacity to intervene in this present judicial act;

2. Its representative enjoys the faculties, powers and the sufficient necessary mandates in order to subscribe this present contract in representation of the ASSIGNEE as evinced in Public Writ number 22,497 granted on the 10th June 2008 before testimony of Elsa Ordóñez Ordóñez, Attorney at Law, applicant to the office of Public Notary and ascribed to Notary Public number 28 of the Morelos Judicial District, State of Chihuahua and acting in the stead per license of Felipe Colomo Castro, Title Holder, and instrument that was duly inscribed before the Public Registry of Property and Commerce of said District under electronic mercantile folio number 23,327*10 as of the 19th January 2008, and same (powers) that have not been restrained, limited, suspended or revoked to date, and;

3. The subscription of this present instrument does not imply any type of overly limitation of his powers, mandates or faculties having had the opportunity of submitting to the shareholders consideration of the ASSIGNEE the terms and conditions related with this present business and its formalization having been duly approved under the terms of its own statutory regime.

4. It is duly inscribed in the Federal Taxpayers Registry with fiscal identification number AMM.061204-4R7, and being to date even in its tax payments and other contributions that have corresponded in agreement with the applicable and current legislation on the matter,

5. It is his will to subscribe this present contract with the purpose of decreasing the price agreed on in the CONTRACT which later modified by the AGREEMENT and so be in the possibility of finishing with the obligations of payment due to him relative to established businesses regarding the CONCESSIONS with the PRINCIPAL.

III.

Both PARTIES declare through their respective legal representatives under oath of stating the truth that they acknowledge the personality both hold in addition to assisting to the subscription of this present contract in good faith, being free of guile, ill faith, harm, violence or any other vitiation in their consent with the purpose of committing themselves in accordance to the following:

CLAUSES

FIRST. ADVANCED TERMINATION: By virtue of the subscription of this present agreement, for all legal purposes that may take place, PARTIES expressly convene that, effective as of the date of this present writing, the current duration of any pending obligation between them  be terminated in advance in conformity with the CONTRACT and the AGREEMENT inasmuch as the majority of the obligations due it have been honored and satisfactorily complied with, including those of pecuniary nature, and that pending obligations have become not indispensable for the development of the mining project object of the operation.

SECOND.  MUTUAL SETTLEMENT. Derived from the agreed upon as per the foregoing clause, PARTIES expressly agree, for all legal purposes that may take place, in granting to each other the widest berth termination that proceeds by law regarding the totality of acts, omissions and conducts of any kind or nature that their representatives, administrators, shareholders, proxies, mandatories, employees, executives, agents, consultants and advisors, either past as present or future have carried out to date in relation with the execution of the CONTRACT and of the AGREEMENT, or of any other agreements written or verbal related with the object of said instrument, both PARTIES acknowledging that to date there does not exist a right or an obligation derived from same left pending, and surrendering in consequence, as of this moment, to promote any kind of action by any jurisdiction or possible competence against each other or of the subjects described, in the understanding that is one them should not comply with such an obligation, this present instrument will constitute the total and absolute liberation  regarding the non compliances or responsibilities that might be alleged against them, both PARTIES stating their satisfaction to the relationship being terminated on this date.

THIRD. TOTALITY OF THE CONTRACT: TOTALITY OF THE CONTRACT: PARTIES accept that this agreement, including the CONTRACT and the AGREEMENT contains the totality of the agreements between them regarding its object, subsisting in all matters not opposed, and leaving without any effect as well as canceling the whole of agreements, information, negotiations, correspondence, commitments and communications carried out before between them either in writing or verbally related.

FOURTH. APPLICABLE LAW: This present instrument will abide and will be interpreted in agreement with the applicable and current legal dispositions in the United States of Mexico among which are included the Mining Law, its Ruling, the Code of Commerce and the Federal Civil Code.

FIFTH. JURISDICTION: PARTIES expressly agree go submit any controversy that may arise same regarding the interpretation and execution of this present agreement before the jurisdiction of the competent courts of law of the Morelos Judicial District at the city of Chihuahua, State of Chihuahua, and surrendering as of this moment any other jurisdiction or privilege that might correspond to them by reason of their present or future addresses or by any other circumstance.

BOTH PARTIES IN THE KNOWLEDGE OF THE CONTENT AND LEGAL REACH OF THIS PRESENT WRITING SIGN IT IN AGREEMENT EACH OF ITS PAGES BEING TOGETHER IN THE CITY OF CHIHUAHUA, STATE OF CHIHUAHUA, ON THE ELEVENTH MARCH TWO THOUSAND ELEVEN.

The PRINCIPAL Signature HÉCTOR MANUEL CERVANTES SOTOR Per his own right	The ASSIGNEE Signature AMERICAN METAL MINING S. A. DE C. V. Represented in this act by: RAMIRO TREVIZO GONZÁLEZ